AS FILED WITH THE SECURITIES AND EXCHANGE
                 COMMISSION ON AUGUST 18, 1995

                                             Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8

                     REGISTRATION STATEMENT

                             UNDER

                   THE SECURITIES ACT OF 1933


                      A. G. EDWARDS, INC.
     (Exact Name of Registrant as Specified in its Charter)

              Delaware                               43-1288229
(State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)             Identification No.)


              One North Jefferson Avenue, St. Louis, Missouri 63103
               (Address of principal executive offices) (Zip Code)

                  A. G. EDWARDS, INC. 1988 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)


                                Douglas L. Kelly,
                                    Secretary
                               A. G. Edwards, Inc.
                           One North Jefferson Avenue
                            St. Louis, Missouri 63103
                     (Name and Address of Agent for Service)

                                 (314) 289-3000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Kathleen S. Schoene, Esq.
                   Peper, Martin, Jensen, Maichel and Hetlage
                          720 Olive Street, 24th Floor
                            St. Louis, Missouri 63101

                         CALCULATION OF REGISTRATION FEE

                                           Proposed
  Title of                  Proposed       Maximum
 Securities   Amount to     Maximum       Aggregate         Amount of
   to be          be        Offering        Offering     Registration fee
 Registered   Registered     Price          Price
                            Per Share
   Common     9,000,000    $23.625(2)  $212,625,000(2)   $73,413.10(2)(3)
   Stock,     Shares(1)
 ($1.00 par
 value) and
 associated
   Common
   Stock
  Purchase
   Rights

<F1>
(1) Plus such additional shares and rights as may be issued by reason of stock splits, stock dividends or similar transactions.
<F2>
(2) The proposed maximum offering price per share and maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The fee has been calculated in accordance with Rule 457(h)(1) of Regulation C promulgated under the Securities Act of 1933. Accordingly, the maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported in The Wall Street Journal for the "New York Stock Exchange - Composite Transactions" for August 15, 1995.
<F3>
(3) Includes a minimum registration fee of $100.00 for the Common Stock Purchase Rights.

                      GENERAL INSTRUCTIONS

E.  Registration of Additional Securities

  The purpose of this Registration Statement on Form S-8 is to register an additional 9,000,000 shares of Common Stock, $1.00 par value per share, and the associated Common Stock Purchase Rights, of A.G. Edwards, Inc. (the "Company") issuable pursuant to the A.G. Edwards, Inc. 1988 Incentive Stock Plan (the "Plan"). This Registration Statement incorporates by reference all prior registration statements filed on Form S-8 with respect to the Plan, including Registration Statements No. 33-23837, No. 33-36609, and No. 33-52786, including any amendments thereto.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

  (a) The Annual Report of the Company on Form 10-K for the year ended February 28, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on May 26, 1995;

  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995 filed pursuant to Section 13 of the Exchange Act on July 14, 1995;

  (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents;

  (d) (1) The description of the Company's Common Stock, $1.00 par value per share, as contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
                                 (II-1)

     (2) The description of the Company's Common Stock Purchase Rights, as contained in the Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on January 12, 1989, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of Delaware, Article IX of the Company's Certificate of Incorporation and Article VII of the Company's Bylaws provide for indemnification of directors, officers and others under certain conditions and subject to specific limitations. Under its Certificate of Incorporation and Bylaws, the Company must indemnify any person who is or was a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, liabilities and losses (including attorneys' fees), reasonably incurred or suffered by him to the fullest extent authorized by the General Corporation Law of Delaware, as amended (and as may be amended in the future, if such amendments provide for broader indemnification rights).

  The Company maintains directors' and officers' liability insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the Company's Certificate of Incorporation and Bylaws.

  The foregoing represents a summary of the general effect of Delaware law and the Company's Certificate of Incorporation and Bylaws for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in the Delaware statutes, the Company's Certificate of Incorporation and Bylaws, and its pertinent insurance contracts.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

  See Exhibit Index on page II-7 hereof.

Item 9.  Undertakings.

  (a)     The undersigned registrant hereby undertakes:

                                 (II-2)

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed

                                 (II-3)

in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 (II-4)

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on August 18, 1995.

                         A. G. EDWARDS, INC.
                         (Registrant)



                         By:  /s/Benjamin F. Edwards III
                                 Benjamin F. Edwards III
                                 Chairman, President and
                                 Chief Executive Officer


                       POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin F. Edwards III and David W. Mesker, each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                 (II-5)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                 Date

/s/Benjamin F. Edwards III        Chairman of the        )
Benjamin F. Edwards III           Board of Directors,    )
                                  President and Chief    )
                                  Executive Officer      )
                                  (Principal Executive
                                  Officer)
                                                         )
/s/David W. Mesker                Treasurer and          )
David W. Mesker                   Director (Principal    )
                                  Financial and          )
                                  Accounting Officer)
                                                         )
/s/Eugene J. King                 Controller             )
Eugene J. King, Jr.               (Principal             )
                                  Accounting Officer)    )
                                                         )
                                                         )
/s/Robert G. Avis                 Director               )     August 18, 1995
Robert G. Avis                                           )
                                                         )
                                  Director               )
E. Eugene Carter                                         )
                                                         )
/s/Robert C. Dissett              Director               )
Robert C. Dissett                                        )
                                                         )
                                  Director               )
Samuel C. Hutchinson, Jr.                                )
                                                         )
                                  Director               )
Louis Fernandez                                          )
                                                         )
                                  Director               )
Donna C. E. Williamson                                   )
                                                         )
/s/Robert L. Bagby                Director               )
Robert L. Bagby

                                 (II-6)

                         EXHIBIT INDEX


Exhibit Number*

4.1 Articles IV, V, X, XII, XIII and XV of the Company's Certificate of Incorporation, filed as Exhibit 3(i) to the Company's Form 10-K for the year ended February 28, 1995, filed with the Securities and Exchange Commission on May 26, 1995 and incorporated herein by reference.

4.2 Article II, Article III Sections 1 and 15, Article IV Sections 1 and 3, Article VI and Article VII Sections 1-3 of the Company's Bylaws filed as Exhibit 3(ii) to the Company's Form 10-K for the year ended February 28, 1995, filed with the Securities and Exchange Commission on May 26, 1995 and incorporated herein by reference.

4.3 Rights Agreement dated as of December 30, 1988 between the Company and Boatmen's Trust Company as Rights Agent as filed as
          Exhibit 4 to the Company's Form 8-K Report dated December 30, 1988 and incorporated herein by reference.

4.4 Amendment No. 1 to the Rights Agreement dated December 30, 1988, between the Company and Boatmen's Trust Company as Rights Agent, dated May 24, 1991 filed as Exhibit 4.4 to the Company's Form 10-K for the fiscal year ended February 29, 1992, and incorporated herein by reference.

4.5 Amendment No. 2 to the Rights Agreement dated December 30, 1988, between the Company and Boatmen's Trust Company as Rights Agent, dated June 22, 1995 filed as Exhibit 3 to the Company's Form 8-A/A dated July 12, 1995, and incorporated herein by reference.

5         Opinion of Peper, Martin, Jensen, Maichel and Hetlage.

15             Omitted -- Inapplicable.

23.1           Consent of Deloitte & Touche.

23.2      Consent of Peper, Martin, Jensen, Maichel and Hetlage contained in
          Exhibit 5.

24             Power of Attorney contained on Page II-5 through II-6 hereof.

28             Omitted -- Inapplicable.


*Numbers correspond to document numbers in Exhibit Table of Item 601 of Regulation S-K.
                                 (II-7)